O
ctober 28, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE:  Prudential Municipal
Series Fund
               File   Nos.  2-91216
and 811-4023

Ladies and Gentlemen:

          On  behalf  of Prudential
Municipal Series Fund enclosed  for
filing under the Investment Company
Act of 1940 is one copy of the Rule
24f-2 Notice.

          This  document  has  been
filed using the EDGAR system.

          If you have any questions
relating  to the foregoing,  please
call  the undersigned at (201) 367-
7521.

          Please        acknowledge
receipt via EDGAR.


                                   V
ery truly yours,

                                   /
s/ Deborah A. Docs1
DAD:lr                             Deborah A. Docs
Enclosures                         Assistant Secretary


cc:  Gregory N. Bressler
     (Shereff, Friedman, Hoffman  &
Goodman, LLP)

MSF1097.LTR






_______________________________
1/s/ Deborah A. Docs